Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this amendment no. 5 to Registration Statement on Form F-1 of Corporación América Airports S.A. (No. 333-221916) of our report dated October 5, 2017 relating to the financial statements of Inframerica Concessionária do Aeroporto de São Gonçalo do Amarante S.A., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers
Auditores Independentes

/s/ Kieran John McManus
Partner

Brasília, Brazil
January 19, 2018